Wynn Resorts, Limited Reports First Quarter Results; Wynn Las Vegas Generates Adjusted EBITDA of $81.1 Million in Its Third Full Quarter of Operations and $293.1 Million in the 338 Days since Its April 28, 2005 Opening

LAS VEGAS--(BUSINESS WIRE)--May 3, 2006--Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the first quarter ended March 31, 2006.

Net Revenues for the quarter were $277.2 million and adjusted net income (excluding $12.6 million in pre-opening expenses, property charges, fees for the termination of "Avenue Q" and increase in swap fair value) was $1.1 million, or $0.01 per diluted share (adjusted EPS) (1). On a US GAAP (Generally Accepted Accounting Principles) basis, net loss was $11.4 million, or a net loss of $0.12 per diluted share. Wynn Las Vegas First Quarter Results

For the quarter ended March 31, 2006, Wynn Las Vegas generated adjusted EBITDA of $81.1 million, representing a 29.2% margin on first quarter net revenues.

Net gaming revenues in the first quarter of 2006 were $126.5 million. Table games drop was $489.8 million, with win per table per day (before discounts) of $7,395 for the period. Table games win percentage was 19.8%, which is within the property's expected range of 19% to 22% and lower than the 21.0% achieved life to date. Slot machine win per unit per day was $260 on handle (volume) of $911.3 million.

Gross non-gaming revenues for the period were $191.8 million and net non-gaming revenues were $150.7 million. Wynn Las Vegas' room revenues were $68.2 million. Average daily rate (ADR) was $293 and occupancy was 95.5%, generating revenue per available room (REVPAR) of $279 for the period. The food and beverage, retail, entertainment and other operations generated gross revenues of $74.6 million, $17.2 million, $20.3 million and $11.5 million, respectively.

Wynn Macau

In June 2004, the Company broke ground on Wynn Macau, its destination casino resort in Macau, China. The first phase of the project will utilize approximately 11 acres of a total site area of 16 acres of land and includes 600 hotel rooms and suites, approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa, a salon, entertainment lounges and meeting facilities. We expect the first phase to open to the public in the third quarter of 2006. The second phase will include up to an additional 136,000 square feet of casino space, two restaurants, additional retail space, a theater, and a dramatic front feature attraction. The second phase is expected to be fully open to the public in the fourth quarter of 2007.

Design and construction is progressing on schedule and within budget. Many areas in the first phase of the project, including the information technology data center, several floors of guestrooms and suites in the hotel tower, the loading dock and main kitchen storage area, have been handed over to operations. Final finish work is in progress on several restaurants, in the casino and other areas.

As of March 31, 2006, the Company has incurred approximately $554.5 million of a total project budget of approximately $1.2 billion (including the expansion of the second phase), with approximately $622.4 million to be spent to complete Wynn Macau.

Encore at Wynn Las Vegas

As a result of the strong demand for the amenities and services offered by Wynn Las Vegas, the continued strength of the Las Vegas market, and our desire to maximize the potential of our substantial real estate assets, we are constructing Encore at Wynn Las Vegas ("Encore") on approximately 20 acres on the Strip, immediately adjacent to Wynn Las Vegas. On March 31, 2006, our lenders approved the $1.74 billion project budget and the related plans and specifications for Encore. Encore includes a 2,054-room hotel tower fully integrated with Wynn Las Vegas, consisting of 144 suites and 1,910 guest rooms, as well as an approximately 54,000 square foot casino, additional convention and meeting space, as well as restaurants, nightclubs, swimming pools, a spa and salon and retail outlets. We commenced construction of Encore on April 28, 2006 and expect to open it to the public by the end of 2008. The project budget for Encore includes approximately $70.0 million to be incurred for construction of a new employee parking garage on our Koval property, a related pedestrian bridge and costs to be incurred in connection with preparing the Broadway Theater to host "Monty Python's Spamalot."

Other Factors Affecting Earnings

Depreciation and amortization expenses were $41.8 million during the first quarter, including $2.5 million of accelerated Avenue Q production rights and costs. Interest expense, net of $6.4 million in capitalized interest, was $35.9 million for the first quarter of 2006. Pre-opening expenses, primarily related to Wynn Macau, totaled $8.9 million during the quarter. Corporate expenses and other was $10.7 million, including $3.0 million of stock option expenses.

Balance Sheet and Capital Expenditures

Our total cash balances at the end of the quarter were $885.2 million, including unrestricted cash balances of $477.0 million and restricted cash balances of $408.2 million. Total debt outstanding at the end of the quarter was $2.2 billion, including $235.9 million of Convertible Debentures and $193.9 million of Wynn Macau related debt. Capital expenditures during the first quarter of 2006, net of changes in construction payables and retention, totaled $115.4 million, of which $77.4 million was related to Wynn Macau. Conference Call Information

The Company will hold a conference call to discuss its results on Wednesday, May 3rd, 2006 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company's brief operating history, the Company's dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures

(1) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, pre-opening expenses, property charges, corporate expenses, stock-based compensation, Avenue Q contract termination fee, earnings or losses from unconsolidated affiliates, and other non-operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a principal basis for valuation, of gaming companies. Management uses adjusted EBITDA as the primary measure of the operating performance of Wynn Las Vegas and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted EBITDA because it is used by some investors as a way to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States ("GAAP"). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expense, property charges and corporate expense, which do not relate to the management of specific casino properties. However, adjusted EBITDA should not be considered as an alternative to operating income, as an indicator of operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted EBITDA. Also, Wynn Resorts, Limited's calculation of Adjusted EBITDA may be different from the calculation methods used by other companies, and therefore, comparability may be limited.

(2) Adjusted net income and adjusted earnings per share ("EPS") are presented exclusively as a supplemental disclosure because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are considered by many to be a better indicator on which to base expectations of future results than income computed in accordance with GAAP. Wynn Resorts' calculation of adjusted earnings, adjusted EPS and adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited. The Company has included schedules in the tables that accompany this release that reconcile (i) net loss and net loss per share to adjusted net income and adjusted net income per share, and (ii) net loss to adjusted EBITDA.



                WYNN RESORTS, LIMITED AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)

                                                 Three Months Ended
                                                     March 31,
                                             ------------------------
                                                 2006         2005
                                             ----------    ----------
Operating revenues:                                      (as Restated)
  Casino                                      $126,514     $      -
  Rooms                                         68,177            -
  Food and beverage                             74,634            -
  Entertainment, retail and other               48,957            -
                                             ----------    ----------
      Gross revenues                           318,282            -
  Less promotional allowances                  (41,057)           -
                                             ----------    ----------
      Net revenues                             277,225            -

Operating costs and expenses:
  Casino                                        63,236            -
  Rooms                                         16,985            -
  Food and beverage                             44,759            -
  Entertainment, retail and other               32,514            -
  General and administrative                    46,965            9
  Provision for doubtful accounts                2,929            -
  Pre-opening costs                              8,946       38,104
  Depreciation and amortization                 41,785        3,494
  Contract termination fee                       5,000            -
  Property charges and other                     4,949           53
                                             ----------    ----------
       Total operating costs and expenses      268,068       41,660

Equity in income from unconsolidated
 affiliates                                        575            -
                                             ----------    ----------

Operating income (loss)                          9,732      (41,660)
                                             ----------    ----------

Other income/(expense):
  Interest income                                8,432        6,182
  Interest expense, net                        (35,943)      (2,149)
  Increase in swap fair value                    6,345        7,700
                                             ----------    ----------
       Other income (expense), net             (21,166)      11,733
                                             ----------    ----------

Net loss                                      $(11,434)    $(29,927)
                                             ==========    ==========


Basic and diluted earnings per
 common share:
  Net loss:
      Basic                                   $  (0.12)    $  (0.30)
      Diluted                                 $  (0.12)    $  (0.30)
  Weighted average common
   shares outstanding:
      Basic                                     98,736       98,229
      Diluted                                   98,736       98,229



                WYNN RESORTS, LIMITED AND SUBSIDIARIES
         RECONCILIATION OF NET LOSS AND NET LOSS PER SHARE TO
         ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                   -------------------
                                                       2006      2005
                                                   --------- ---------


Net loss                                           $(11,434) $(29,927)
  Pre-opening costs                                   8,946    38,104
  Avenue Q contract termination fee                   5,000         -
  Property charges and other                          4,949        53
  Increase in swap fair value                        (6,345)   (7,700)
                                                   --------- ---------
Adjusted net income                                $  1,116  $    530
                                                   ========= =========

Per diluted share of common stock:
Net loss                                           $  (0.12) $  (0.30)
  Pre-opening costs                                    0.09      0.39
  Avenue Q contract termination fee                    0.05         -
  Property charges and other                           0.05      0.00
  Increase in swap fair value                         (0.06)    (0.08)
                                                   --------- ---------
Adjusted net income                                $   0.01  $   0.01
                                                   ========= =========

Weighted average diluted
  common shares outstanding                          98,736    98,229



                WYNN RESORTS, LIMITED AND SUBSIDIARIES
             RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------

Net loss                                           $(11,434) $(29,927)

  Add/(Deduct):
    Interest income                                  (8,432)   (6,182)
    Interest expense, net                            35,943     2,149
    Increase in swap fair value                      (6,345)   (7,700)
                                                   --------- ---------

    Total                                            21,166   (11,733)
                                                   --------- ---------

Operating income (loss)                               9,732   (41,660)

  Add:
  Preopening expenses:
    Wynn Las Vegas (including Encore)                    18    29,091
    Wynn Macau                                        8,928     3,974
    Corporate and other                                   -     5,039
  Depreciation and amortization:
    Wynn Las Vegas (including Encore)                38,949     1,511
    Wynn Macau                                        2,077     1,466
    Corporate and other                                 759       517
  Property charges and other:
    Wynn Las Vegas (including Encore)                 4,949        53
    Wynn Macau                                            -         -
    Corporate and other                                   -         -
  Avenue Q contract termination fee                   5,000         -
  Corporate expenses and other                       10,711         -
                                                   --------- ---------

    Total                                            71,391    41,651
                                                   --------- ---------

Adjusted EBITDA                                    $ 81,123  $     (9)
                                                   ========= =========



                WYNN RESORTS, LIMITED AND SUBSIDIARIES
                      SUPPLEMENTAL DATA SCHEDULE

                                         Three Months   April 28, 2005
                                             Ended            to
                                         March 31, 2006 March 31, 2006
                                         -------------- --------------
Room Statistics for Wynn Las Vegas:
     Occupancy %                                 95.5%          93.0%
     Average Daily Room Rate (ADR)(1)              293            279
     Average Paying Rate (APR)(2)                  285            269
     Revenue per available room
      (REVPAR)(3)                                  279            260

Other information:
     Table games win per unit per day(4)         7,395          8,015
     Table Hold %                                19.8%          21.0%
     Slot Machine win per unit per day(5)          260            256
     Average number of table games                 146            137
     Average number of slot machines             1,951          1,954

(1) ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.
(2) APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.
(3) REVPAR is Revenue per Available Room and is calculated by dividing total room revenue by total rooms available.
(4) Table games win per unit per day shown before discounts and commissions.
(5) Slot machine win per unit per day net of participation fees and progressive accruals.


CONTACT: Wynn Resorts, Limited, Las Vegas
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com
www.wynnresorts.com
www.wynnlasvegas.com
www.wynnmacau.com

SOURCE: Wynn Resorts, Limited